UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2015

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

12264 El Camino Real, Suite 350 San Diego, CA 92130
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

Effective as of February 1, 2015, Imprimis Pharmaceuticals, Inc. (the “Company”) appointed Andrew R. Boll to serve as the Company’s Chief Financial Officer.

Mr. Boll, 32, previously served as the Company’s Vice President of Accounting and Financial Reporting since February 2012 overseeing the Company’s accounting and financial reporting, investor relations, human resources and other operational departments. Prior to that, Mr. Boll served as a consultant to the Company from December 2011 to February 2012. Mr. Boll has several years of experience in finance and accounting roles, including significant experience working with small capitalization companies, focusing on restructured and reorganized businesses. From November 2007 to November 2011, Mr. Boll was an accountant for BCGU, LLC, a privately held fund manager, and its related entities, that specialized in capital venture investment opportunities. There he provided financial and accounting consulting services to public company clients. Mr. Boll previously held various accounting roles at Welsh Companies, LLC, a privately held commercial real estate company, its fund and its other subsidiaries (during 2004 to 2007). Mr. Boll is a CFA charterholder, Certified Management Accountant and earned his B.S. degree in Corporate and Public Finance. He is a member of the Institute of Management Accountants, the CFA Institute, and the CFA Society of San Diego.

There are no family relationships between Mr. Boll and any of the Company’s directors or other executive officers, and there have been no related transactions, and none are contemplated, between Mr. Boll or any of his immediate family members and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

In connection with Mr. Boll’s appointment as the Company’s Chief Financial Officer, effective as of February 1, 2015, the Company entered into an amended and restated employment agreement (the “CFO Employment Agreement”) with Mr. Boll, which amends, restates and supersedes in its entirety Mr. Boll’s prior employment agreement with the Company dated February 1, 2012. The CFO Employment Agreement provides for the following, among other things: (i) a term of three years, (ii) an annual base salary of $200,000; (iii) eligibility to receive an annual cash bonus in an amount equal to at least 20% of his then-current annual base salary and a target of 50% of his then-current annual base salary, with the precise amount to be determined at the discretion of the Company’s Board of Directors; (iv) if Mr. Boll is terminated other than for cause, by death or by disability or if he terminates his employment with the Company for good reason (any such termination, a “Qualifying Termination”), then Mr. Boll will be entitled to receive, subject to the satisfaction of certain conditions, continued payments of his then-current annual base salary for six months following the date of his termination and a lump-sum payment equal to the pro-rated portion of his minimum annual cash bonus for the then-current year; and (v) in the event of a Qualifying Termination of Mr. Boll on or within 12 months following a change of control, Mr. Boll will be entitled to receive, subject to the satisfaction of certain conditions, continued payments of his then-current annual base salary for six months following the date of his termination, a lump-sum payment equal to the pro-rated portion of his minimum annual cash bonus for the then-current year, and immediate vesting of all of his outstanding equity awards as of the date of his termination.

Under the terms of the CFO Employment Agreement, (i) the term “for cause” is defined to mean (a) commission of a crime involving dishonesty, breach of trust, or physical harm to any person; (b) willful engagement in conduct that is in bad faith and materially injurious to the Company, including without limitation, misappropriation of trade secrets, fraud or embezzlement; (c) commission of a material breach of the CFO Employment Agreement, which breach is not cured within 20 days after written notice thereof to Mr. Boll from the Company; (d) willful refusal to implement or follow a lawful policy or directive of the Company, which breach is not cured within 20 days after written notice thereof to Mr. Boll from the Company; or (e) engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; (ii) the term “good reason” is defined to mean any one or more of the following events without Mr. Boll’s consent: (a) a material reduction in the amount of Mr. Boll annual base salary; (b) the relocation of Mr. Boll to a facility or location that is more than 50 miles from his primary place of employment and such relocation results in an increase in Mr. Boll’s one-way driving distance by more than 50 miles; or (c) a material and adverse change in Mr. Boll’s authority, duties or responsibilities with the Company or a material and adverse change in Mr. Boll’s reporting relationship; in each case other than any isolated, insubstantial and inadvertent failure by the Company that is not in bad faith and is cured within 10 business days after Mr. Boll gives the Company notice of such event, and (iii) the term “change of control” is defined to have the same meaning as a “change in control” as defined in the Company’s Amended and Restated 2007 Stock Incentive and Awards Plan (the “Plan”) as in effect on the date hereof.

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Also in connection with Mr. Boll’s appointment as the Company’s Chief Financial Officer, the Company’s Board of Directors has granted the following equity awards to Mr. Boll, in each case under the Plan: (i) a performance-based restricted stock unit award of up to 157,500 shares of the Company’s common stock, which will vest if the Company achieves and maintains certain stock price vesting targets during the three-year period following the date of grant of the award and subject to Mr. Boll’s continued employment with the Company on the third anniversary of the date of grant, except that: (a) in the event of a Qualifying Termination, the portion of the award for which the associated stock price vesting targets have been satisfied at the time of such Qualifying Termination shall vest in full immediately and the portion of the award for which the associated stock price vesting targets are satisfied within 12 months following such Qualifying Termination will vest in full on the date of the satisfaction of such stock price vesting targets, and (b) in the event of a Qualifying Termination between the first and third anniversaries of the grant date of the award and on or within 12 months following a change of control (as defined in the CFO Employment Agreement), all shares of common stock subject to the award that would have vested prior to the date of such Qualifying Termination based on the achievement of the associated stock price vesting targets and all shares of common stock subject to the award with an associated stock price vesting target at or below the per share consideration in the change of control transaction shall, in each case, vest in full immediately, and (ii) a restricted stock unit award of up to 30,000 shares of the Company’s common stock, which will vest on the third anniversary of the date of grant, subject to Mr. Boll’s continued employment with the Company on such date and accelerated vesting of all unvested shares thereunder upon the occurrence of a change in control (as defined in the Plan), and is subject to the Company’s standard form of award agreement for restricted stock units granted under the Plan.

Appointment of Chief Commercial Officer

Effective as of February 1, 2015, the Company appointed John P. Saharek to serve as the Company’s Chief Commercial Officer.

Mr. Saharek, 55, previously served as the Company’s Vice-President of Commercialization, Ophthalmology since November 2012. He is a senior healthcare industry executive with over 30 years of broad experience developing and commercializing pharmaceutical, biotech, surgical device and diagnostic product portfolios. His results-oriented record of achievement includes designing and executing strategic commercial plans, building strong sustainable brands, launching new products, leading high performing teams and delivering outstanding results for a variety of healthcare companies. Over the past 15 years Mr. Saharek has been focused in the ophthalmology segment where he has established valuable relationships with key opinion leaders and industry contacts. Before joining Imprimis, he was the Head of U.S. Marketing and Strategy (April 2013 to October 2013) and National Director, Sales and Reimbursement (July 2011 to April 2013) for ThromboGenics Inc., developing the commercial strategy and building a team to launch a new biologic into the US market. Prior to that he was Vice President, Business Development at SurModics Inc., from March 2006 to July 2011, working with both large and small pharmaceutical companies on multi-platform drug delivery initiatives in the U.S. and internationally. Early on in his career he held positions of increasing responsibility in both marketing and sales at a number of companies, including his tenure with Bausch & Lomb. Mr. Saharek has a Masters of Business Administration from the University of Hartford and a Bachelor’s degree from Central Connecticut State University.

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There are no family relationships between Mr. Saharek and any of the Company’s directors or other executive officers, and there have been no related transactions, and none are contemplated, between Mr. Saharek or any of his immediate family members and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

In connection with Mr. Saharek’s appointment as of the Company’s Chief Commercial Officer, effective as of February 1, 2015, the Company entered into an employment agreement (the “CCO Employment Agreement”) with Mr. Saharek. The CCO Employment Agreement provides for the following, among other things: (i) a term of three years, (ii) an annual base salary of $220,000; (iii) eligibility to receive an annual cash bonus in an amount equal to a target of 50% of his then-current annual base salary, with the precise amount to be determined at the discretion of the Company’s Board of Directors; (iv) in the event of a Qualifying Termination of Mr. Saharek, Mr. Saharek will be entitled to receive, subject to the satisfaction of certain conditions, continued payments of his then-current annual base salary for six months following the date of his termination; and (v) in the event of a Qualifying Termination of Mr. Saharek on or within 12 months following a change of control, then Mr. Saharek will be entitled to receive, subject to the satisfaction of certain conditions, continued payments of his then-current annual base salary for 12 months following the date of his termination and immediate vesting of all of his outstanding equity awards as of the date of his termination.

Under the terms of the CCO Employment Agreement, the terms “cause,” “good reason,” and “change of control” are defined to have the same meanings as provided in the CFO Employment Agreement.

Also in connection with Mr. Saharek’s appointment as the Company’s Chief Commercial Officer, the Company’s Board of Directors has granted the following equity awards to Mr. Saharek, in each case under the Plan: (i) a stock option award of up to 90,000 shares of the Company’s common stock, which has a term of 10 years and an exercise price of $7.37, will vest in equal quarterly installments over a three-year period, subject to Mr. Saharek’s continued employment with the Company at the end of such period and accelerated vesting of all unvested shares thereunder upon the occurrence of a change in control (as defined in the Plan), and is subject to the Company’s standard form of award agreement for stock options granted under the Plan, and (ii) a restricted stock unit award of up to 30,000 shares of the Company’s common stock, which will vest on the third anniversary of the date of grant, subject to Mr. Saharek’s continued employment with the Company on such date and accelerated vesting of all unvested shares thereunder upon the occurrence of a change in control (as defined in the Plan), and is subject to the Company’s standard form of award agreement for restricted stock units granted under the Plan.

Also in connection with Mr. Saharek’s appointment as an officer of the Company, the Company has entered into an indemnification agreement with Mr. Saharek that follows the Company’s standard form of indemnification agreement for its directors and officers. In general, the form of indemnification agreement requires the Company to, among other things, indemnify the director or officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, paid by the director or officer in connection with any action, suit or proceeding arising out of the director’s or officer’s status or service as such, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the director or officer in connection with any proceeding with respect to which the director or officer may be entitled to indemnification by the Company.

The above descriptions of the CFO Employment Agreement, the CCO Employment Agreement, the indemnification agreement and the equity award agreements are intended to be summaries and are qualified in their entirety by the full text of each agreement. The CFO Employment Agreement, the award agreement governing the performance stock unit award granted to Mr. Boll and the CCO Employment Agreement are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and the Company’s forms of restricted stock unit award agreement, stock option agreement and indemnification agreement are filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2013, Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2007, and Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2007, respectively, and are all incorporated herein by reference. The Company issued a press release on February 2, 2015 announcing the appointment of Mr. Boll and Mr. Saharek, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Amended and Restated Employment Agreement, effective as of February 1, 2015, by and between Imprimis Pharmaceuticals, Inc. and Andrew R. Boll

10.2	Performance Stock Units Award Agreement, effective as of February 1, 2015, by and between Imprimis Pharmaceuticals, Inc. and Andrew R. Boll

10.3	Employment Agreement, effective as of February 1, 2015, by and between Imprimis Pharmaceuticals, Inc. and John P. Saharek

99.1	Press Release dated February 2, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: February 2, 2015	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer